UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2025

TriplePoint Private Venture Credit Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-01327	84-3383695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2755 Sand Hill Road, Suite 150 Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

(650) 854-2090

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On July 2, 2025, TriplePoint Private Venture Credit Inc.’s (the “Company”) wholly owned subsidiary, TPVC Funding Company LLC (the “Borrower”), amended its Receivables Financing Agreement, dated as of July 15, 2020 (as amended, supplemented, amended and restated and otherwise modified from time to time, the “Receivables Financing Agreement” and the secured revolving credit facility thereunder, the “Credit Facility”), by executing the Fourth Amendment to the Receivables Financing Agreement, dated as of July 2, 2025 (the “Amendment”), by and among the Borrower, the Company, individually and as collateral manager, Deutsche Bank AG, New York Branch (“DBNY”), as the facility agent, and DBNY, MUFG Bank, Ltd., KeyBank National Association and Axos Bank, as lenders.

The Amendment, among other things, (1) extends the scheduled termination of the revolving period under the Credit Facility from July 15, 2025 to July 15, 2027 and extends the scheduled maturity date of the Credit Facility from January 15, 2027 to the earlier of (a) January 15, 2029 or (b) the effective date on which the Credit Facility is otherwise terminated pursuant to its terms; (2) reduces the commitments available under the Credit Facility to $75,000,000, available only from DBNY as the sole lender and subject to an accordion feature, which allows the Borrower to request an increase in the size of the Credit Facility to an amount not to exceed $125.0 million (including by adding additional lenders under the Credit Facility), subject to certain conditions and the consent of DBNY; and (3) reduces the applicable margin under the Credit Facility such that advances under the Credit Facility accrue interest at a per annum rate equal to (a) during the revolving period, an applicable margin of 3.05% plus the greater of 3-month Term SOFR and 0.50%, subject to certain minimum principal utilization amounts, and (b) during the amortization period, an applicable margin of 4.05% plus the greater of 3-month Term SOFR and 0.50%.

The Credit Facility includes customary representations and warranties and requires the Company and the Borrower to comply with various covenants, reporting requirements and other customary requirements for similar credit facilities. In addition, in connection with the Amendment, the Borrower has agreed to pay certain fees to DBNY, as lender and facility agent.

A copy of the Amendment is attached hereto as Exhibit 10.1. The foregoing description is qualified in its entirety by reference to the full text of the Amendment, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Fourth Amendment to Receivables Financing Agreement, dated as of July 2, 2025*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and/or exhibits to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TriplePoint Private Venture Credit Inc.

By:	/s/ Mike L. Wilhelms
Name:	Mike L. Wilhelms
Title:	Chief Financial Officer

Date: July 9, 2025

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